EXHIBIT 23.1





                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-18801 of Stokely USA, Inc. and subsidiaries, on Form S-8 of our report dated May 22, 1995 appearing in the Annual Report on Form 10-K of Stokely USA, Inc. and subsidiaries for the year ended March 31, 1995.





DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin